Kenexa Announces Financial Results for Third Quarter 2011

WAYNE, Pa. – November 1, 2011 – Kenexa (Nasdaq: KNXA), a global provider of business solutions for human resources, today announced operating results for the third quarter, ended September 30, 2011.

For the third quarter of 2011, Kenexa reported total GAAP revenue of $75.7 million, with non-GAAP revenue of $77.2 million after eliminating the $1.5 million GAAP adjustment to deferred revenue resulting from the October 2010 acquisition of Salary.com, Inc.  Non-GAAP revenue was $50.8 million for the third quarter of 2010.  Within total non-GAAP revenue, subscription revenue was $55.0 million for the third quarter of 2011, an increase of 38% compared with $39.8 million in the third quarter of 2010.  Professional services and other revenue was $22.2 million for the third quarter of 2011, an increase of 102% compared to $11.0 million for the third quarter of 2010.

“Our third quarter financial results were above our expectations and reflect the building momentum of Kenexa’s unique value proposition in the market place.  The combination of our software and content continue to drive the majority of our revenue, while our RPO business experienced a record quarterly performance and included the two largest customer wins in the history of our company,” said Rudy Karsan, Chief Executive Officer of Kenexa.  “While we continue to watch the global economy carefully, our confidence regarding Kenexa’s long-term market position has never been greater and we are increasing our 2011 outlook based on our strong third quarter performance and continued market share gains.”

Non-GAAP income from operations, which excludes share-based compensation expense, amortization of acquired intangibles and the purchase accounting impact to Salary.com’s deferred revenue, was $8.3 million for the three months ended September 30, 2011.  This was above the Company’s guidance of $7.1 million to $7.5 million and represented an increase of 98% compared to non-GAAP income from operations of $4.2 million for the three months ended September 30, 2010.

Non-GAAP net income available to common shareholders, which excludes the items listed above and accretion associated with a variable interest entity, was $6.3 million for the three months ended September 30, 2011, compared to $3.7 million for the three months ended September 30, 2010.  Non-GAAP net income available to common shareholders was $0.23 per diluted share for the quarter ended September 30, 2011, up 44% compared to $0.16 per diluted share in the third quarter of 2010.  Non-GAAP net income per diluted share for the third quarter of 2011 was $0.03 above the high-end of the Company’s guidance of $0.19 to $0.20.

Kenexa’s income from operations for the three months ended September 30, 2011, determined in accordance with GAAP, was $1.3 million, compared to income from operations of $1.5 million for the same period of 2010. GAAP net loss available to common shareholders was approximately $3.1 million, or a loss of $0.12 per basic and diluted shares for the three months ended September 30, 2011, compared to net income of $0.2 million, or $0.01 per basic and diluted share, in the same period of 2010.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash, cash equivalents and investments of $124.9 million at September 30, 2011, compared to $127.5 million at the end of the prior quarter.  The decrease in cash was primarily related to $4.2 million used to pay down long-term debt and $1.8 million used to settle legacy shareholder lawsuits for Salary.com.  The Company also generated $10.9 million in cash from operations for the third quarter.

Deferred revenue was $87.3 million at September 30, 2011, an increase of 49% from September 30, 2010 and up from $84.9 million at the end of the second quarter of 2011.

Other Third Quarter and Recent Highlights

•
More than 60 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually), an increase from the over 40 preferred partner customer additions in the year ago period.

•	The average annualized revenue from the Company’s top 80 customers, or P-cubed metric, was greater than $1.6 million, an increase from the over $1.2 million level in the third quarter of 2010.

•
Announced the launch of Kenexa 2x Perform™, which offers integrated, enterprise-class performance management, succession and compensation planning tools to drive organizational alignment and ensure top performers are retained and engaged.

•
Announced an alliance with SkillSoft, a leading SaaS provider of e-learning content, technology and services, to integrate and market Kenexa’s Global Talent Management solutions with SkillSoft’s learning content and platform technology.

Business Outlook

Based on information as of today, November 1, 2011, the Company is issuing financial guidance as follows:

Fourth Quarter 2011*: The Company expects GAAP revenue to be $74.7 million to $76.7 million.  Excluding the GAAP adjustment to deferred revenue, resulting from the Salary.com acquisition, the Company expects non-GAAP revenue to be $76.0 million to $78.0 million, and non-GAAP operating income to be $9.2 million to $9.6 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 28.0 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.25 to $0.26.

Full Year 2011*: The Company expects GAAP revenue to be $279.4 million to $281.4 million.  Excluding the GAAP adjustment to deferred revenue, the Company expects non-GAAP revenue to be $287.4 million to $289.4 million, and non-GAAP operating income to be $28.9 million to $29.3 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 26.5 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.81 to $0.82.

* Kenexa’s non-GAAP results  exclude stock-based compensation expense, amortization of acquired intangibles, acquisition-related fees, the purchase accounting reduction for Salary.com’s revenue, a benefit related to a legal settlement, non-recurring litigation charges and accretion associated with a variable interest entity.

Conference Call Information

Kenexa will host a conference call today, November 1, 2011, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results. To access this call, dial 877-705-6003 (domestic) or 201-493-6725 (international). A replay of this conference call will be available through November 8, 2011, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 380580. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations.  The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded.  In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results.  Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

We have not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP revenue; non-GAAP cash from operations; non-GAAP income from operations; non-GAAP net income allocable to common shareholders’; non-GAAP gross profit; non-GAAP operating margin, and non-GAAP net income per diluted share as described below.

The Company’s non-GAAP financial measures exclude the following:

Non-GAAP revenue.  Non-GAAP revenue consists of GAAP revenue and the effect of the write down of the deferred revenue associated with purchase accounting for the Salary.com acquisition.   This effect during the three months ended September 30, 2011 was $1.5 million and is added back since the Company believes its inclusion provides a more accurate depiction of total revenue.

Non-GAAP cash from operations.  Non-GAAP cash from operations consists of GAAP cash from operations adjusted for non-recurring legal fees associated with our acquisitions and litigation totaling $1.8 million.  These exclusions are made to GAAP cash from operations to facilitate a consistent and more meaningful comparison to the prior year period as their effect was not included in our third quarter 2010 results.

Share-based compensation expense.  Share-based compensation expense consists of expenses for stock options and stock awards that the Company began recording in accordance with ASC 718 during the first quarter of 2006. Share-based compensation was $1.8 million for the three months ended September 30, 2011 and $1.0 million for the three months ended September 30, 2010. Share-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock.  The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets.  In accordance with GAAP, operating expenses include amortization of acquired intangible assets which are amortized over the estimated useful lives of such assets.  Amortization of acquired intangible assets was $3.6 million for the three months ended September 30, 2011, and $0.8 million for the three months ended September 30, 2010. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Acquisition-related fees.  In accordance with ASC 805, Business Combinations, acquisition-related fees including advisory, legal, accounting and other professional fees are reported as expense in the periods in which the costs are incurred and the services are received.    Acquisition-related fees of $0.9 million for the three months ended September 30, 2010, include legal, travel, and other fees not expected to reoccur from the acquisitions.  Acquisition-related fees are excluded in the non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Accretion of variable interest entity.  In accordance with ASC 810, Variable Interest Entities, the Chinese joint venture is subject to periodic adjustment in its value. The accretion of the variable interest entity of $2.5 million for the three months ended September 30, 2011, and $0.8 million for the three months ended September 30, 2010, is excluded in the non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

About Kenexa

Kenexa (NASDAQ:KNXA) helps drive HR and business outcomes through its unique combination of technology, content and services. Enabling organizations to optimize their workforces since 1987, Kenexa’s integrated talent acquisition and talent management solutions have touched the lives of more than 110 million people. Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com. Follow Kenexa on Twitter: @kenexa.

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Note to editors: Trademarks and registered trademarks referenced herein remain the property of their respective owners.

Contact

MEDIA CONTACT:

Amanda Pritchard Kenexa amanda.pritchard@kenexa.com

INVESTOR CONTACT:
Kori Doherty
ICR
(617) 956-6730
kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,582	$52,455
Short-term investments	23,608	-
Accounts receivable, net of allowance for doubtful accounts of $3,345 and $2,545	54,655	45,584
Unbilled receivables	3,629	2,782
Income tax receivable	3,299	2,406
Deferred income taxes	6,941	5,583
Prepaid expenses and other current assets	12,283	8,782
Total current assets	161,997	117,592

Long-term investments	43,700	-
Property and equipment, net	19,849	19,757
Software, net	25,602	21,459
Goodwill	40,556	32,935
Intangible assets, net	64,006	68,238
Deferred income taxes, non-current	33,904	35,825
Deferred financing costs, net	407	566
Other long-term assets	7,513	11,050
Total assets	$397,534	$307,422

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,739	$7,921
Notes payable, current	6	92
Term loan, current	5,000	5,000
Commissions payable	3,509	3,169
Accrued compensation and benefits	14,084	9,491
Other accrued liabilities	13,289	10,007
Deferred revenue	79,563	65,489
Capital lease obligations	472	271
Total current liabilities	124,662	101,440

Revolving credit line and term loan	26,250	54,500
Capital lease obligations, less current portion	231	146
Notes payable, less current portion	-	10
Deferred revenue, less current portion	7,768	10,563
Deferred income taxes	1,348	1,329
Other long-term liabilities	1,993	2,515
Total liabilities	162,252	170,503

Commitments and Contingencies

Temporary equity
Noncontrolling interest	7,428	4,052

Shareholders' equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding: none	-	-
Common stock, par value $0.01; authorized 100,000,000 shares; shares issued and outstanding: 27,057,250 and 22,900,253, respectively	270	229
Additional paid-in capital	382,909	281,791
Accumulated deficit	(149,983)	(145,271)
Accumulated other comprehensive loss	(5,342)	(3,882)
Total shareholders' equity	227,854	132,867
Total liabilities and shareholders' equity	$397,534	$307,422

	Kenexa Corporation and Subsidiaries
	Consolidated Statements of Operations
	(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$53,462	$39,764	$149,532	$109,136
Other	22,241	11,020	55,164	26,177
Total revenues	75,703	50,784	204,696	135,313
Cost of revenues	29,693	17,957	79,905	46,828
Gross profit	46,010	32,827	124,791	88,485

Operating expenses:
Sales and marketing	16,390	11,642	46,353	32,540
General and administrative	15,114	12,084	41,081	32,542
Research and development	4,912	3,277	14,176	7,693
Depreciation and amortization	8,244	4,341	24,168	12,457
Total operating expenses	44,660	31,344	125,778	85,232
Income (loss) from operations	1,350	1,483	(987)	3,253
Interest income (expense), net	59	72	(725)	355
Loss on change in fair market value of investments, net	(127)	(382)	(391)	(379)
Income (loss) before income taxes	1,282	1,173	(2,103)	3,229
Income tax expense	(1,602)	(26)	(2,172)	(906)
Net (loss) income	$(320)	$1,147	$(4,275)	$2,323
Income allocated to noncontrolling interest	(288)	(188)	(437)	(406)
Accretion associated with variable interest entity	(2,507)	(809)	(3,159)	(809)
Net (loss) income allocable to common shareholders'	$(3,115)	$150	$(7,871)	$1,108
Basic net (loss) income per share	$(0.12)	$0.01	$(0.31)	$0.05
Diluted net (loss) income per share	$(0.12)	$0.01	$(0.31)	$0.05

Weighted average common shares - basic	27,043,135	22,629,050	25,002,236	22,603,323
Weighted average common shares - diluted	27,043,135	23,168,553	25,002,236	23,098,070

Kenexa Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except for per share amounts)

	Three Months Ended
	September 30,
	2011	2010
	(unaudited)	(unaudited)
Non-GAAP cash from operations:
Cash from operations	$10,858	$6,589
Add: Settlement of Salary.com lawsuit	1,780	-
Add: Acquisition-related fees	-	945
Non-GAAP cash from operations	$12,638	$7,534

Revenue and Gross Profit:
GAAP subscription revenue	$53,462	$39,764
Deferred revenue associated with acquisition	1,525	-
Non-GAAP subscription revenue	54,987	39,764
Other revenue	22,241	11,020
Non-GAAP revenue	$77,228	$50,784

GAAP cost of revenues	$29,693	$17,957
Share-based compensation expense	69	40
Cost of revenue adjustment	69	40
Non-GAAP gross profit	$47,604	$32,867

Expenses:
GAAP operating expenses	$44,660	$31,344
Share-based compensation expense	(1,738)	(970)
Amortization of acquired intangibles	(3,571)	(777)
Acquisition-related fees	-	(945)
Total operating expense adjustment	(5,309)	(2,692)
Non-GAAP operating expenses	$39,351	$28,652

Results:
GAAP income from operations	$1,350	$1,483
Deferred revenue associated with acquisition	1,525	-
Cost of revenue adjustment	69	40
Operating expense adjustment	5,309	2,692
Non-GAAP Income from operations	$8,253	$4,215

GAAP net (loss) income allocable to common shareholders	$(3,115)	$150
Deferred revenue associated with acquisition	1,525	-
Cost of revenue adjustment	69	40
Operating expense adjustment	5,309	2,692
Accretion associated with variable interest entity	2,507	809
Non-GAAP net income allocated to common shareholders'	$6,295	$3,691

GAAP basic net (loss) income per share	$(0.12)	$0.01
Non-GAAP basic net income per share	$0.23	$0.16

GAAP diluted net (loss) income per share	$(0.12)	$0.01
Non-GAAP diluted net income per share	$0.23	$0.16

Weighted average shares - basic	27,043,135	22,629,050
Dilutive effect of options and restricted stock	815,054	539,503
Weighted average shares - diluted	27,858,189	23,168,553

	Three Months Ended
	September 30,
	2011	2010
Classification of non-GAAP measures:	(unaudited)	(unaudited)

Gross profit	$46,010	$32,827
Add: share-based compensation expense	69	40
Add: deferred revenue associated with acquisition	1,525	-
Non-GAAP gross profit	$47,604	$32,867

Sales and marketing	$16,390	$11,642
Less: share-based compensation expense	(273)	(226)
Less: acquisition-related fees	-	(200)
Non-GAAP sales and marketing	$16,117	$11,216

General and administrative	$15,114	12,084
Less: share-based compensation expense	(1,329)	(631)
Less: acquisition-related fees	-	(745)
Add: net litigation settlement	-	-
Non-GAAP general and administrative	$13,785	$10,708

Research and development	$4,912	$3,277
Less: share-based compensation expense	(136)	(113)
Non-GAAP research and development	$4,776	$3,164

Kenexa Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	For the nine months ended
	September 30,
	2011	2010
	(unaudited)	(unaudited)
Cash flows from operating activities
Net (loss) income from operations	$(4,275)	$2,323
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	24,168	12,457
Loss on disposal of property and equipment	95	48
Realized loss on available-for-sale securities	62	483
Gain on change in fair market value of ARS and put option, net	-	(3)
Share-based compensation expense	4,593	3,578
Amortization of deferred financing costs	159	2
Bad debt expense (recoveries), net	843	(23)
Deferred income tax benefit	(1,068)	(387)
Changes in assets and liabilities, net of business combinations
Accounts and unbilled receivables	(10,580)	(6,896)
Prepaid expenses and other current assets	(3,122)	(3,522)
Income taxes receivable	(893)	1,432
Other long-term assets	3,368	(778)
Accounts payable	585	1,994
Accrued compensation and other accrued liabilities	6,687	2,259
Commissions payable	339	1,380
Deferred revenue	11,037	8,501
Other liabilities	(556)	(279)
Net cash provided by operating activities	31,442	22,569

Cash flows from investing activities
Capitalized software and purchases of property and equipment	(17,999)	(12,121)
Purchases of available-for-sale securities	(86,076)	(7,653)
Sales of available-for-sale securities	18,330	23,054
Sales of trading securities	-	15,291
Acquisitions and variable interest entity, net of cash acquired	(11,520)	(5,736)
Cash released from escrow for acquisitions	-	250
Net cash (used in) provided by investing activities	(97,265)	13,085

Cash flows from financing activities
Borrowings under revolving credit line	3,000	25,000
Repayments under revolving credit line and term loan	(31,250)	-
Repayments of notes payable	(87)	(9)
Repayments of capital lease obligations	(426)	(160)
Deferred financing costs	-	(83)
Purchase of additional interest in variable interest entity	(229)	-
Proceeds from common stock issued through Employee Stock Purchase Plan	391	303
Net proceeds from option exercises	8,255	458
Net proceeds from public offering	91,432	-
Net cash provided by financing activities	71,086	25,509

Effect of exchange rate changes on cash and cash equivalents	(136)	46

Net increase in cash and cash equivalents	5,127	61,209
Cash and cash equivalents at beginning of period	52,455	29,221
Cash and cash equivalents at end of period	$57,582	$90,430

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest expense	$1,168	$30
Income taxes	$3,992	$909
Income taxes refunded	$-	$(1,725)

Noncash investing and financing activities
Capital lease obligations incurred	$568	$-